UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2025

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Stipulation and Agreement with respect to Missouri-American Water Company (“Missouri American Water”) General Rate Case
On March 17, 2025, Missouri American Water, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), entered into a stipulation and agreement (the “Stipulation”) with respect to a general rate case filed on July 1, 2024 with the Missouri Public Service Commission (the “MoPSC”). In the Stipulation, the parties, which included the staff of the MoPSC and the Office of the Public Counsel, have agreed to an annualized increase of approximately $63.1 million in Missouri American Water’s water and wastewater revenues, as compared to its most recently revised request of $107.4 million. The annualized increase excludes approximately $63.3 million in infrastructure surcharge mechanism revenues currently being collected by Missouri American Water. Missouri American Water had previously filed a request, as revised, seeking approximately $123.2 million of additional annualized revenues, excluding such infrastructure surcharge mechanism revenues. Subsequent to that revised request, Missouri American Water filed an additional request for recovery of defined infrastructure investments, which adjusted the infrastructure surcharges to $63.3 million, and, in turn, decreased the amount of incremental annualized revenue (excluding such surcharges) to $107.4 million. The Stipulation, which was filed on March 17, 2025, is subject to review and approval by the MoPSC, and, if approved, new rates are expected to be effective by May 31, 2025.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s and Missouri American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) the approval of the Stipulation by the MoPSC, and the terms and conditions thereof, including the total annualized increase in water and wastewater revenues; (2) the timing of the implementation of new rates; (3) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the Company and/or Missouri American Water; and (4) other economic, financial, political, business and other factors that may impact or affect the water and wastewater industries generally or the Company or Missouri American Water specifically.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or Missouri American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	March 17, 2025	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer
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